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                                                                EXHIBIT 10.64


                                AMENDMENT NO. ONE
                                       TO
                            STOCK PURCHASE AGREEMENT


         THIS AMENDMENT NUMBER ONE TO STOCK PURCHASE AGREEMENT ("AMENDMENT") is entered into effective December 28, 1998, between Genentech, Inc. ("GENENTECH") and Connetics Corporation ("CONNETICS"). Terms not otherwise defined in this Amendment shall have the meanings as defined in the Stock Agreement (except to the extent modified by this Amendment).


                               B A C K G R O U N D

A. The parties have previously entered into a Stock Purchase Agreement effective May 5, 1998 (the "STOCK AGREEMENT"), together with a License Agreement of even date (the "LICENSE AGREEMENT").

B. Pursuant to Section 8.1 of the License Agreement, and the terms of the Stock Agreement, Connetics agreed to issue additional stock to Genentech if certain conditions were not met by December 28, 1998, and the parties anticipate that those conditions will not be met by that date.

C. The parties desire to amend the Stock Agreement effective as of the date first written above, on the terms [set] forth in this Amendment, and simultaneously with a corresponding Amendment Number One to the License Agreement.


NOW THEREFORE, the parties agree as follows:


                                A G R E E M E N T

1. Section 2.1(b) of the Stock Agreement is hereby amended to read in its entirety as follows:

         (b) Potential Second Issuance. If on the Notification Date or (if later) the Second Closing Date (each as defined below), the aggregate market value of the Original Issuance Shares (based on the Second Issuance Price, as defined below) is less than $4,000,000, then Connetics shall issue to Genentech on the Second Closing Date that number of additional shares of its Common Stock (the "SECOND ISSUANCE SHARES") equal to the lesser of: (i) the number of shares necessary to increase the aggregate market value of the Original Issuance Shares (based on the Second Issuance Price) and the Second Issuance Shares (based on the Second Issuance Price) to $4,000,000; or (ii) the number of shares (rounded to the nearest whole number) necessary to increase the aggregate number of shares of Connetics Common Stock held by Genentech (exclusive of any shares that Genentech has purchased from parties other than Connetics) to 9.9% of Connetics' total outstanding shares of Common Stock as of the close of business on the Notification




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         Date or (if later) the Second Closing Date. The "SECOND ISSUANCE PRICE"
         for purposes of this Agreement is based upon the average daily closing price per share for Connetics' Common Stock as reported on the Nasdaq Stock Market for the ten (10) trading days immediately preceding (but not including) either the Notification Date or the Second Closing Date (as defined below) as the case may be. Such issuance shall be referred to hereinafter as the "SECOND ISSUANCE." Connetics shall have the right, at any time after the date of this Amendment and before December 12, 1999, to trigger the Second Issuance by notifying Genentech in writing of its intent to do so, and the date that Connetics notifies Genentech is referred to as the "NOTIFICATION DATE."

2. Sections 2.2(b) and (c) of the Stock Agreement are hereby amended to read in their entirety as follows:

                  (b) Second Closing Date. The closing of the issuance of the Second Issuance Shares (the "SECOND CLOSING"), if any, shall be held, following the satisfaction or waiver of the conditions set forth in Sections 6.3 and 6.4 of this Agreement, at 10:00 a.m. Pacific Standard time (i) three (3) days after the Notification Date, or (ii) on December 15, 1999, or (iii) at such other time or date as Connetics and Genentech may agree orally or in writing (in any case, referred to as the "SECOND CLOSING DATE").

                  (c) Location. The Second Closing, if any, shall be held at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California or at such other place as Connetics and Genentech may agree orally or in writing.

3. Section 3.1 of the Stock Agreement is hereby amended to read in its entirety as follows:

                  3.1 Form S-3 Registration. Connetics will use its best efforts to prepare and file within fifteen (15) days after the date of this Amendment a registration statement on Form S-3 that contemplates a distribution of the portion of Registrable Securities comprised of the Original Issuance Shares, on a delayed or continuous basis pursuant to Rule 415 under the 1933 Act and any related qualification or compliance with respect to all of the Registrable Securities. No later than the Second Closing Date, unless otherwise requested by Genentech, Connetics will use its best efforts to prepare, file, and have declared effective a registration statement on Form S-3 that contemplates a distribution of the portion of Registrable Securities comprised of the Second Issuance Shares, on a delayed or continuous basis pursuant to Rule 415 under the 1933 Act and any related qualification or compliance with respect to all of the Registrable Securities; provided, however, that Connetics shall not be obligated to effect any such registration, qualification or compliance if Connetics furnishes to Genentech a certificate signed by the President of Connetics stating that in the good faith judgment of Connetics' Board of Directors, it would be seriously detrimental to Connetics and its stockholders for such Form S-3 Registration to be effected at such time, in which event Connetics shall have the right to defer the filing or effectiveness of the Form S-3 registrations [sic] statement for a period of time deemed necessary by Connetics, but in any event not to exceed 60 days. If Form S-3 is not available for such offering by reason of any act or omission of Connetics, Connetics shall prepare and file by the Second Closing Date a registration statement on Form S-1 for the same purposes and subject to the same conditions set forth in this paragraph.



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4.       The remainder of the Stock Agreement will continue in full force and effect as though fully set forth in this Amendment.


IN WITNESS WHEREOF, the parties have executed this Amendment Number One to Stock Agreement as of the date first written above.



Genentech, Inc.                              Connetics Corporation



By:  /s/ W.D. Young     km                   By:  /s/ T. Wiggans
     -----------------------------                -----------------------------
     William D. Young                             Thomas G. Wiggans
     Chief Operating Officer                      President and Chief Executive
                                                  Officer




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